UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

Naked Brand Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

10th Floor – 95 Madison Avenue, New York, NY 10016

(Address of principal executive offices) (Zip Code)

212.851.8050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

On December 12, 2016, Naked Brand Group Inc. (the “Company”) received an advance of $116,000 from Carole Hochman, the Company’s Chief Executive Officer and Chairwoman. On December 14, 2016, Ms. Hochman advanced an additional $37,000. The Company intends to use the funds to purchase inventory. The terms of the advances are subject to the negotiation and execution of definitive documentation, which are expected to be on terms substantially similar to those contained in that certain non-convertible promissory note, dated November 7, 2017, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Kai-Hsiang Lin
Kai-Hsiang Lin
Vice President of Finance

Date: December 16, 2016

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